                                                                   Exhibit 10.78
                                                                   -------------

                         FIRST PREFERRED SHIP MORTGAGE

     This First Preferred Ship Mortgage is made as of April 18 2001, by Trump Indiana, Inc., a Delaware corporation having its principal office at One Buffington Harbor Drive, Gary, Indiana 46406 (the "Mortgagor") in favor of FIRSTAR BANK, N.A., having its principal office at 30 North Michigan Avenue, Chicago, Illinois 60602 (the "Mortgagee").

                                   RECITALS

FIRST: The Mortgagor is the sole owner of the whole (100%) of the vessel TRUMP CASINO, official number 1039617, which is documented under and pursuant to the laws of the United States of America.

SECOND: The Mortgagee has agreed to make loans to the Mortgagor in an aggregate principal amount of $27,500,000 (the "Term Loan") pursuant to the Term Loan Agreement of even date herewith (as amended, modified, supplemented or restated from time to time the "Loan Agreement"), a copy of which, in the form executed (with the forms of Notes attached, but without the other exhibits), is attached hereto as Exhibit A and incorporated by reference herein, with the same force and effect as if fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

THIRD: The Term Loan is evidenced by the Tranche I Note in the principal amount of $15,175,000 and the Tranche II Note in the principal amount of $12,325,000 (the Tranche I Note and the Tranche II Note are collectively referred to herein as the "Notes").

FOURTH: The Mortgagee and the Mortgagor have made and entered into an ISDA Master Agreement and a related schedule, and have entered into an interest rate derivatives contract pursuant thereto, as evidenced by a confirmation of even date herewith (such agreements are collectively referred to herein as the "Swap Agreement").

FIFTH: The Mortgagor has duly authorized and directed the execution of this Mortgage as a first preferred ship mortgage on the said vessel under the provisions of Chapter 313 of Title 46 of the United States Code ("Chapter 313").

     NOW, THEREFORE, in order to secure the due and punctual payment of all indebtedness evidenced by the Notes (including without limitation interest thereon) and all other sums that may become payable and performance of all covenants and agreements under the Loan Agreement and any other Loan Document and under the Swap Agreement and all other sums advanced by the Mortgagee hereunder (collectively, the "Secured Obligations"), and in consideration of the premises and in order to induce the Mortgagee to make or maintain the advances evidenced by the Notes and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

     THE MORTGAGOR hereby grants, bargains, sells, conveys, transfers, assigns, pledges, grants a security interest in, sets over, hypothecates and mortgages unto the Mortgagee, its successors and assigns, the whole (100%) of the vessel Trump Casino, official number 1039617, which is documented under and pursuant to the laws of the United States of America, together with all of its engines, boilers, machinery, covers, masts, bowsprits, boats, spars, anchors, cables, chains, rigging, tackle, capstans, fittings, tools, pumps and pumping equipment, gear, apparel, furniture, equipment, spare parts, supplies, accessions and accessories and all other appurtenances thereunto appertaining and belonging, whether now owned or hereafter acquired, whether on board or not and also any and all additions, improvements and replacements hereafter made in, for or to such vessel, or any part thereof, or in or to its equipment and appurtenances aforesaid, and all earnings, hire, freight or other monies obtained through the use and operation thereof and all proceeds of the foregoing (all of the foregoing referred to herein as the "Vessel");

     TO HAVE AND TO HOLD the Vessel unto the use and benefit of Mortgagee, its successors and assigns, and to their own use and benefit forever;

     PROVIDED, HOWEVER, that if Mortgagor shall pay or cause to be paid in full to Mortgagee all outstanding and unpaid Secured Obligations, then upon payment by the Mortgagor of any recording or other fees attendant to filing the satisfaction of this Mortgage with the United States Coast Guard and thenceforth this Mortgage and everything herein contained shall cease and be null and void; otherwise this Mortgage shall be and remain in full force and effect; and

     FURTHER PROVIDED, HOWEVER, that the Vessel is mortgaged to the Mortgagee subject to the following further representations, warranties, covenants, agreements, conditions and provisions of this Mortgage.

                                   ARTICLE I
                        REPRESENTATIONS AND WARRANTIES

     The Mortgagor hereby represents, warrants, covenants and agrees as follows:

     1.1  Mortgage is Legal, Valid and Binding.  This Mortgage constitutes a
          ------------------------------------
legal, valid and binding obligation of Mortgagor and, upon the filing hereof with the United States Coast Guard National Vessel Documentation Center, creates a first preferred ship mortgage in the Vessel which is enforceable against Mortgagor in accordance with its terms.

     1.2  Title to Vessel.  The Mortgagor is the sole, true and lawful owner and
          ---------------
is lawfully possessed of the Vessel, and the Mortgagor owns all right, title and interest in and to the Vessel free and clear of all complaints in rem, libels, liens (maritime or otherwise), charges, claims, security interests, mortgages or other encumbrances of any kind or nature except for Permitted Encumbrances.

     1.3  Citizen of United States.  Mortgagor is a citizen of the United States
          ------------------------
within the meaning of Section 2 of the Shipping Act, 1916, as amended, for the purpose of operating the Vessel in the U.S. coastwise trade and is entitled to own and operate the Vessel in the U.S. coastwise trade under its Certificate of Documentation.

                                  ARTICLE II
                                   COVENANTS

     Mortgagor covenants and agrees as follows:

     2.1  Covenants in Loan Documents.  Mortgagor will fully perform all
          ---------------------------
covenants, agreements, obligations and conditions required of Mortgagor in the Loan Documents to which the Mortgagor is a signatory.

     2.2  Maintain Citizenship and Documentation of Vessel.  The Mortgagor will
          ------------------------------------------------
at all times maintain the Vessel, so long as it shall be subject to the lien hereof, as a vessel of the United States and shall maintain the documentation of the Vessel under the laws of the United States, and shall maintain the same hailing port for the Vessel as set forth in its current Certificate of Documentation unless a change of said port is authorized by the Mortgagee. Mortgagor shall continue to be a citizen of the United States entitled to own and operate the Vessel in the U.S. coastwise trade under its Certificate of Documentation, which Mortgagor shall maintain in full force and effect.

     2.3  Title to Vessel.  Except to the limited extent permitted under Section
          ---------------
2.11 of this Mortgage, Mortgagor shall continue to own and possess the whole of the Vessel free from all complaints in rem, libels, liens (maritime or otherwise), charges, claims, security interests, mortgages, pledges or other encumbrances of any kind or nature except for Permitted Encumbrances. The Mortgagor hereby does and will forever warrant and defend the title and possession of the Vessel, and each part thereof, for the benefit of the Mortgagee, against any and all claims and demands whatsoever.

     2.4  Preservation of Mortgage Lien.  The Mortgagor will comply with and not
          -----------------------------
permit the Vessel to be operated contrary to applicable law, including without limitation Chapter 313, and will take any and all such other action as may be required from time to time in order to establish and maintain this Mortgage as a valid and perfected first preferred ship mortgage under Chapter 313 on the Vessel in accordance with the terms hereof.

     2.5  Transfer of Vessel.  The Mortgagor shall not sell or transfer the
          -------------------
Vessel, or place or permit the Vessel to be placed under any foreign registration or flag or change the hailing port of the Vessel, or do or suffer or permit anything to be done, including placing the Vessel under charter, which would or might adversely affect the registration or documentation of the Vessel under the laws or regulations of the United States, without the prior written consent of the Mortgagee.

     2.6  Taxes.  The Mortgagor will from time to time pay or discharge or cause
          -----
to be paid or discharged, as they become due and payable, all taxes, assessments, and governmental charges levied or assessed or imposed upon the Vessel; provided, however, that the Mortgagor shall have the rights to contest
        --------  -------
the same that are specified in Section 5.9 of the Loan Agreement.

     2.7  Seizure of Vessel.  If the Vessel shall at any time, while subject to
          -----------------
the lien hereof, be libeled, seized, detained, levied or attached under process or color of legal authority for any cause whatsoever, the Mortgagor will forthwith notify the Mortgagee in writing and, without expense to the Mortgagee, within fourteen (14) days from the time of such libel, seizure, detention, levy or attachment, either cause the Vessel to be released by filing an undertaking or stipulation or otherwise as may be lawfully permitted or furnish the Mortgagee additional security of a value acceptable to the Mortgagee. If the Mortgagor shall fail or neglect to furnish additional security to the Mortgagee or otherwise to release the Vessel from libel, seizure, detention, levy or attachment, the Mortgagee may (but need not) furnish security to release the Vessel, and if, as a result of such libel, seizure, detention, levy or attachment, the Vessel shall be sold at a marshal's sale or otherwise under legal process, any insurance money, excess proceeds and other sums recoverable with respect to the Vessel shall be paid to the Mortgagee and shall be applied against the Secured Obligations.

     2.8  Insurance.  The Mortgagor will obtain and maintain insurance with
          ---------
respect to the Vessel as required by the Loan Agreement.

     2.9  Operation and Maintenance of Vessel.  The Mortgagor will operate or
          -----------------------------------
take all actions necessary to cause the Vessel to be operated in full compliance with (a) each applicable law, treaty, convention, order, rule or regulation of the United States, any state or any other jurisdiction (foreign or otherwise) wherein operated or any department or agency thereof, including without limitation the Federal Maritime Commission, the U.S. Maritime Administration, the United States Department of Transportation, the United States Coast Guard, the Bureau of Customs, the United States Department of the Treasury and the Federal Communications Commission. The Mortgagor will not remove the Vessel from the limits of the United States. The Mortgagor will at all times and at its own cost and expense maintain and preserve the Vessel in good condition, working order and repair, ordinary wear and tear excepted, and will cause the Vessel to be kept fully equipped and such equipment to be kept in good condition, working order and repair, ordinary wear and tear excepted.

     2.10 Creation of Liens.  Neither the Mortgagor nor any other Person
          -----------------
(including without limitation any master or charterer of the Vessel) has or shall have any right, power or authority to create, incur or permit to be placed or imposed upon the Vessel, or any part thereof, or any of its freights, profits or hire, any lien whatsoever other than (a) the lien of this Mortgage or other liens in favor of Mortgagee or permitted under the Loan Agreement, (b) liens for damages arising out of maritime tort, (c) liens for wages of the crew of the Vessel, (d) liens for general average or salvage (including contract salvage),
(e) liens for wages of stevedores when employed directly by a person listed in 46 U.S.C. (S) 31341, or (f) maritime and other liens for repair, services, and supplies to the Vessel arising in the ordinary course of business; provided,
                                                                   --------
however, that any permitted lien for repairs, services or supplies under
-------
subsection (f) above shall be subject and subordinate to the lien of this Mortgage. The Mortgagor shall, no later than 30 days after they become liens on the Vessel, pay, satisfy or discharge any and all liens of the types described in clauses (b), (c), (d) and (e) of this Section unless such liens are covered by valid policies of insurance held by the Mortgagor and meeting the requirements of Section 2.8 hereof; provided, however, that that the Mortgagor
                                    --------  -------
shall have the rights to contest the same that are specified in Section 5.9 of the Loan Agreement.

     2.11 Requisition of Title to Vessel.  In the event that title or ownership
          ------------------------------
of the Vessel shall be requisitioned, purchased or taken by any government of any country or any agent thereof, the lien of this Mortgage shall be deemed to attach to the claim for compensation and the compensation, purchase price, reimbursement or award shall be payable to the Mortgagee. The Mortgagor shall promptly execute and deliver such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such compensation, purchase price, reimbursement or award.

     2.12 Notice of Loss or Adverse Claim.  Mortgagor shall forthwith give
          -------------------------------
notice by letter and telecopy to the Mortgagee in the event of (a) the actual total loss of the Vessel (b) any requisition of the use of or title to, or seizure or forfeiture of, the Vessel by any governmental authority or any other party, or the attachment, levying upon, filing of an action in rem against, detention, sequestration or taking into custody of the Vessel in connection with any proceeding, (c) any marshal's or other sale of the Vessel, or (d) any casualty, accident or damage to the Vessel involving an amount in excess of $1,000,000.

     2.13 Copies of Mortgage and Notice.  Mortgagor shall carry, or cause to be
          -----------------------------
carried, a certified copy of this Mortgage and of any amendments and supplements hereto, or assignments hereof, with the Vessel's documents and on board the Vessel with the ship's papers and will exhibit the same or cause the same to be exhibited, on demand, to any Person having business with the Vessel and to any representative of the Mortgagee. Unless otherwise approved by the Mortgagee, a notice reading as follows, printed in plain type of such size that it shall cover a space not less than six inches wide by nine inches high, protected from exposure to the elements, shall be kept prominently displayed in the wheelhouse and in the Captain's cabin on the Vessel:

                              Notice of Mortgage
     This Vessel is covered by a First Preferred Ship Mortgage from TRUMP INDIANA, INC., the Mortgagor, to FIRSTAR BANK, N.A., the Mortgagee.

     2.14 Further Action.  From time to time Mortgagor shall, and the Mortgagee
          --------------
may on behalf of Mortgagor, execute and deliver such other and further instruments and assurances and take such other actions as in the opinion of Mortgagee's counsel may reasonably be required to subject the Vessel more effectually to the lien hereof and to the payment of the Secured Obligations and for operation of the Vessel as herein provided, and (in case of an Event of Default) to effectuate sales as provided in Article III hereof.

                                  ARTICLE III
                                    DEFAULT

     3.1  Events of Default.  The occurrence of any of the following events
          -----------------
shall constitute an event of default (an "Event of Default"):

     (a) An Event of Default as defined therein shall occur and be continuing under the Loan Agreement;

     (b) The Mortgagor shall fail to perform any covenant herein contained and such failure shall continue for a period of thirty (30) days after the Mortgagor obtains notice thereof.

     3.2  Remedies.  If an Event of Default shall have occurred and be
          --------
continuing, then the Mortgagee may, in every case and concurrently or separately:

     (a) Exercise any or all remedies available to Mortgagee under the Loan Agreement, including without limitation acceleration of payment of all Secured Obligations;

     (b)  Exercise all the rights and remedies provided (i) under this Mortgage;
(ii) in foreclosure and otherwise given to mortgagees by the provisions of Chapter 313 and acts amendatory thereof and supplementary thereto; and (iii) to the extent not preempted by federal law, to a secured party when a debtor is in default under a security agreement by the Indiana Uniform Commercial Code;

     (c) Exercise any other right or remedy provided by law or agreement, including without limitation the right to recover deficiency or other judgment for any amount due under the Loan Agreement or hereunder;

     (d) Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage, and the Mortgagor or other person in possession shall forthwith, upon demand of the Mortgagee, surrender to the Mortgagee possession of the Vessel and the Mortgagee may, without being responsible for loss or damage except in case of the Mortgagee's own gross negligence, willful misconduct or bad faith, hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from any sale thereof or from the exercise of any of the powers conferred by subparagraph (e) next following, all costs, expenses, charges, damages or losses by reason of such use and with the right to dock the Vessel free of charge at the Mortgagor's dock located at Buffington Harbor, Gary, Indiana (or elsewhere at Mortgagor's expense);

     (e) Demand, collect, receive, compromise and sue for, so far as may be permitted by law, in the name of the Mortgagor, all earnings, revenues, income and profits of the Vessel, all amounts due from insurers under any insurance thereon as payments of losses or as return premiums or otherwise, all salvage awards and recoveries, all recoveries in general average or otherwise, and all other sums due or to become due in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Mortgagor acquittances, receipts, releases or other discharges for the same, and to endorse and accept in the name of the Mortgagor all instruments in writing with respect to the foregoing, and the Mortgagor does hereby irrevocably appoint the Mortgagee the true and lawful attorney-in-fact of the Mortgagor, upon the happening of an Event of Default, to do all said acts; and

     (f) Take and enter into possession of the Vessel at any time, wherever the same may be, without legal process and, if it seems desirable to the Mortgagee and without being responsible for loss or damage except in case of the Mortgagee's own gross negligence, willful misconduct or bad faith, sell the Vessel upon such terms and conditions as the Mortgagee may determine, free from any claim of or by the

Mortgagor, at a public sale or sales after advertisement or at a private sale or sales after notice to the Mortgagor, at any place as the Mortgagee may specify and in such commercially reasonable manner as the Mortgagee may deem advisable.

     In any suit to enforce its rights, powers or remedies, the Mortgagee shall be entitled as a matter of right (i) to the appointment of a receiver or receivers of the Vessel and the earnings thereof with full rights and powers to use and operate the Vessel, and (ii) to a decree ordering and directing the sale and disposition of the Vessel. The Mortgagee may become the purchaser at the said sale, and the Mortgagee shall have the right to credit on the purchase price any and all sums of money due to the Mortgagee hereunder.

     Each and every right and remedy provided in this Section 3.2 shall be cumulative and in addition to every other remedy given hereunder or otherwise existing. The exercise of any right or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right or remedy. No waiver, delay or omission by the Mortgagee in the exercise of any right or remedy accruing upon any Event of Default shall impair the Mortgagee's right to exercise such right or remedy or be construed to be a waiver of any such Event of Default or to be any acquiescence therein. Nothing contained herein shall limit any rights or remedies available to the Mortgagee under the Loan Documents, regardless of the existence of an Event of Default.

     Nothing in this Section 3.2 shall be interpreted in such manner as to permit the Mortgagor to act unreasonably or exercise any remedies contrary to applicable law.

     3.3  Application of Moneys.  The proceeds of any judicial or other sale of
          ---------------------
the Vessel and the net earnings from any management, charter, lease, operation or other use of the Vessel, under any of the powers specified in Section 3.2, together with the proceeds of any insurance, claim for damages, or judgment and any other moneys received from or for the account of the Mortgagor pursuant hereto or otherwise shall be applied in accordance with the provisions of the Loan Agreement, including but not limited to those provisions set forth in
Section 2.2 and Section 5.2 of the Loan Agreement.

     3.4  Advances and Entry by Mortgagee.  If the Mortgagor shall default in
          -------------------------------
the performance or observance of any of the covenants in this Mortgage, the Mortgagee may, in its discretion, do any act or make any expenditures Mortgagee deems necessary or appropriate to remedy such default or protect Mortgagee's rights, including, without limitation of the foregoing, the obtaining of insurance, the payment and discharge of taxes and liens, entry upon the Vessel to make repairs (and for that purpose docking and maintaining the Vessel) and defending suits. The Mortgagor shall reimburse the Mortgagee on demand, with interest at the Default Rate for any and all reasonable expenditures so made or incurred. Until the Mortgagor has so reimbursed the Mortgagee for such expenditures, advances and expenses, the amount thereof shall be a debt due from the Mortgagor to the Mortgagee, and payment thereof shall be secured by the lien of this Mortgage.

     3.5  Sales, etc. of Certain Assets.  Unless and until one or more Events of
          -----------------------------
Default shall occur and be continuing, the Mortgagor (a) shall be permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion and without application to the Mortgagee, and without obtaining a release therefrom by the Mortgagee, to dispose of free from the lien hereof any engines, boilers, machinery, covers, masts, bowspirits, boats, spars, anchors, cables, chains, rigging, tackle, capstans, fittings, tools, pumps and pumping equipment, gear, apparel, furniture, equipment, spare parts, supplies, accessions, accessories or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, by first or simultaneously replacing the same with new engines, boilers, machinery, covers, masts, bowspirits, boats, spars, anchors, cables, chains, rigging, tackle, capstans, fittings, tools, pumps and pumping equipment, gear, apparel, furniture, equipment, spare parts, supplies, accessions, accessories or other appurtenances of not less than equal value at the time of replacement, which shall forthwith become subject to the lien of this mortgage as a preferred ship mortgage thereon unless otherwise permitted by the Loan Agreement.

                                  ARTICLE IV
                                 MISCELLANEOUS

     4.1  Notices.  All notices provided for herein shall be deemed to have been
          -------
given (unless otherwise required by the specific provision hereof in respect of any matter) when delivered in the manner permitted in the Loan Agreement.

     4.2  Other Security.  This Mortgage is given to secure the Secured
          --------------
Obligations in addition to other security and/or guaranties that may now or hereafter secure the Secured Obligations. The Mortgagee shall have no duty to exercise its rights or remedies under either this Mortgage or any other security or guaranty in any particular order, and the Mortgagor waives any right to require any marshalling of assets.

     4.3  Invalidity of Any Provision.  If any provisions hereof shall be held
          ---------------------------
invalid or unenforceable according to law, the remaining provisions hereof shall not be affected thereby and shall continue in full force and effect.

     4.4  Successors and Assigns.  All the covenants, stipulations, promises and
          ----------------------
agreements contained in this Mortgage shall bind and inure to the benefit of the Mortgagor and the Mortgagee and their respective successors and assigns;

provided, however, that nothing in this Section shall be deemed to permit any
--------  -------
sale or transfer of the Vessel otherwise prohibited hereunder.

     4.5  No Waiver.  No provision of this Mortgage or any other document and
          ---------
none of the actions or omissions to act by the Mortgagee contemplated thereby shall be deemed to or shall constitute a waiver by the Mortgagee of the preferred status of this Mortgage or of any of the benefits, privileges or provisions given by Chapter 313.

     4.6  Governing Law.
          -------------

     (a) This Mortgage shall be governed by and construed in accordance with the general maritime law of the United States and, to the extent not permitted by such general maritime law, the law of the State of Illinois.

     (b) The Mortgagee acknowledges, understands and agrees that the rules and regulations of the Indiana Gaming Commission (together with the Indiana Riverboat Gambling Act, the "Gaming Laws") may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under the Mortgage with respect to the Vessel subject to the Gaming Laws. In particular, the Mortgagee acknowledges, understands and agrees that under the law in effect on the date of this Mortgage it may not take a direct possessory interest in any gaming equipment, but will exercise such rights only through an agent appropriately licensed or approved by the Indiana Gaming Commission.

     (c) Notwithstanding any other provision of this Mortgage to the contrary, nothing in this Mortgage shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in the Mortgagor or
(ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meanings of Indiana Code 4-33-4-21), any certificate of suitability or any owner's license heretofore or hereafter issued to any person, including Mortgagor, under any of the Gaming Laws.

     4.7  Amount and Maturity Date of Mortgage.  For the purpose of recording
          ------------------------------------
this Mortgage as required by Chapter 313, (i) the total amount of the direct or contingent obligations that are or may be secured by this Mortgage is $27,500,000, excluding interest, expenses and fees and any other amounts for which the Mortgagee may become liable in connection with the performance of Mortgage covenants, (ii) the maturity date is March 31, 2006, and (iii) the discharge amount is the same as the total amount. There is no separate discharge amount for property other than the Vessel.

                           (Signature Page Follows)
     IN WITNESS WHEREOF the Mortgagor has caused this First Preferred Ship Mortgage to be executed in its name by a duly authorized officer as of the date above written.

                                             TRUMP INDIANA, INC.
                                             BY: /s/ Robert M. Pickus
                                             ------------------------
                                             Name: Robert M. Pickus
                                             Title: Executive Vice President



State of New Jersey )
                    )ss.
County of Atlantic  )

     Before me, a Notary Public in and for said State and County, personally
appeared   Robert M. Pickus, to me known, who being duly sworn stated that he is the Executive Vice President of TRUMP INDIANA, INC., the entity described in and which executed the foregoing instrument; and that he signed his name thereto by the order of the Board of Directors of said corporation and acknowledged the same to be his act and deed as such on behalf of the corporation.

     Witness my hand and Notorial Seal this 13th day of April, 2001.

/s/ Nancy Drongoski
-------------------
Nancy Drongoski
Notary Public
My commission expires: February 24, 2003
                       -----------------